UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2012

GLOBAL EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed on a Current Report on Form 8-K filed on November 6, 2012 by Global Eagle Acquisition Corp. (the “Company”), on November 6, 2012, the Company issued a convertible promissory note (the “Convertible Note”) to Global Eagle Acquisition LLC (the “Sponsor”) that provides for the Sponsor to advance to the Company, from time to time, up to $1,000,000 for ongoing expenses. On November 21, 2012, the Sponsor advanced to the Company a total of $500,000 pursuant to the Convertible Note. After giving effect to this advance by the Sponsor, $500,000 remains undrawn under the Convertible Note.

A summary of the terms of the Convertible Note is set forth in the Current Report on Form 8-K filed on November 6, 2012. The description of the Convertible Note in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full text of the Convertible Note, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 6, 2012 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle Acquisition Corp.

Dated: November 21, 2012	By:	/s/ James A. Graf
		Name:	James A. Graf
		Title:	Vice President

[Signature Page to Form 8-K]